UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): March 3, 2006

VERIDICOM INTERNATIONAL, INC.
(Exact name of registrant as specified in charter)

Delaware	000-12382	95-2577731
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

21 Water Street, 5th Floor, Vancouver, British Columbia V6B 1A1
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (206) 224-6206

3800-999 3rd Avenue, Seattle, Washington 98104-4023
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

It has recently come to the attention of Veridicom International, Inc. (the “Company”) that, through inadvertence and oversight, the Company authorized and the Company’s transfer agent issued, an aggregate of 11,610,178 unlegended shares of the Company’s common stock in excess of the shares of its common stock allocated in the Registration Statement filed by the Company on Form SB-2 (SEC File Number 333-124367), which was declared effective by the SEC on July 18, 2005. The amount issued does not exceed the aggregate number of shares included in such Registration Statement. The Company has reviewed and revised its controls and procedures, with regard to the issuance of securities, to ensure full compliance with Federal Securities Laws in the future, and has formally requested that its transfer agent do so as well.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Veridicom International, Inc.

Date: March 3, 2006	By:	/s/ Paul Mann
Name: Paul Mann
Title: Chief Executive Officer